EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 13, 2006, relating to the consolidated financial statements and financial statement schedule of Big Lots, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Big Lots, Inc. for the year ended January 28, 2006.
/s/ DELOITTE & TOUCHE LLP
Dayton, Ohio
January 24, 2007